Exhibit 99.1

Investor Relations Contact

Monica Prokocki

VP of Finance & Investor Relations

602-767-2100

investor.relations@lifestance.com

LifeStance Reports Fourth Quarter and Full Year 2024 Results

SCOTTSDALE, Ariz. – February 27, 2025 – LifeStance Health Group, Inc. (Nasdaq: LFST), one of the nation’s largest providers of outpatient mental healthcare, today announced financial results for the fourth quarter and full year ended December 31, 2024.

(All results compared to prior-year comparative period, unless otherwise noted)

2024 Highlights and 2025 Outlook

•
Fourth quarter revenue of $325.5 million increased 16% and full year revenue of $1,251.0 million increased 19% compared to revenue of $1,055.7 million
•
Clinician base increased 12% to 7,424 clinicians, a sequential net increase of 155 in the fourth quarter and 779 for the full year
•
Fourth quarter visit volumes increased 14% to 2.0 million and full year visit volumes increased 15% to 7.9 million
•
Net loss of $7.1 million in the fourth quarter and $57.4 million for the full year
•
Net cash from operations of $62.3 million in the fourth quarter and $107.3 million for the full year
•
Adjusted EBITDA of $32.8 million in the fourth quarter and $119.7 million for the full year
•
Free Cash Flow of $56.0 million in the fourth quarter and $85.7 million for the full year
•
Expecting full year 2025 revenue of $1.40 billion to $1.44 billion, Center Margin of $440 million to $464 million, and Adjusted EBITDA of $130 million to $150 million

“The team delivered exceptional performance in 2024,” said Ken Burdick, Chairman and CEO of LifeStance. “We grew revenue 19%, more than doubled Adjusted EBITDA, and generated strong Free Cash Flow of $86 million. We have delivered consistently strong financial and operational performance over the last two years, and have begun to demonstrate the true potential of LifeStance. Looking ahead to 2025, we feel we are well-positioned to continue our strong momentum while delivering on our mission of expanding access to affordable, high quality mental healthcare.”

Financial Highlights
	Q4 2024	Q4 2023	Y/Y	FY 2024	FY 2023	Y/Y
(in millions)
Total revenue	$325.5	$280.6	16%	$1,251.0	$1,055.7	19%
Income (loss) from operations	1.1	(32.3)	(103%)	(31.6)	(189.1)	(83%)
Center Margin	109.4	83.3	31%	402.4	302.1	33%
Net loss	(7.1)	(45.0)	(84%)	(57.4)	(186.3)	(69%)
Adjusted EBITDA	32.8	20.3	62%	119.7	59.0	103%
As % of Total revenue:
Income (loss) from operations	0.3%	(11.5%)		(2.5%)	(17.9%)
Center Margin	33.6%	29.7%		32.2%	28.6%
Net loss	(2.2%)	(16.0%)		(4.6%)	(17.6%)
Adjusted EBITDA	10.1%	7.2%		9.6%	5.6%

(All results compared to prior-year period, unless otherwise noted)

•
In the fourth quarter, revenue grew 16% to $325.5 million, and for the full year, revenue grew $195.3 million or 19% to $1,251.0 million compared to revenue of $1,055.7 million. Strong revenue growth in the fourth quarter was driven primarily by improvements in total revenue per visit and higher visit volumes from net clinician growth.
•
In the fourth quarter, income from operations was $1.1 million, and for the full year, loss from operations was $31.6 million. In the fourth quarter, net loss was $7.1 million and for the full year, net loss was $57.4 million.

•
In the fourth quarter, Center Margin grew 31% to $109.4 million, or 33.6% of total revenue. For the full year, Center Margin grew 33% to $402.4 million, or 32.2% of total revenue.
•
In the fourth quarter, Adjusted EBITDA increased 62% to $32.8 million, or 10.1% of total revenue. Adjusted EBITDA as a percentage of revenue increased in the fourth quarter as a result of higher total revenue per visit and lower center costs as a percentage of revenue. For the full year, Adjusted EBITDA grew 103% to $119.7 million, or 9.6% of total revenue.

Balance Sheet, Cash Flow and Capital Allocation

For the year ended December 31, 2024, LifeStance provided $107.3 million cash flow from operations, including $62.3 million during the fourth quarter of 2024. The Company ended the fourth quarter with cash of $154.6 million and net long-term debt of $279.8 million.

2025 Guidance

LifeStance is providing the following outlook for 2025:

•
The Company expects full year revenue of $1.40 billion to $1.44 billion, Center Margin of $440 million to $464 million, and Adjusted EBITDA of $130 million to $150 million.
•
For the first quarter of 2025, the Company expects total revenue of $320 million to $340 million, Center Margin of $100 million to $114 million, and Adjusted EBITDA of $27 million to $33 million.

Conference Call, Webcast Information, and Presentations

LifeStance will hold a conference call today, February 27, 2025 at 8:30 a.m. Eastern Time to discuss the fourth quarter and full year 2024 results. Investors who wish to participate in the call should dial 1-800-715-9871, domestically, or 1-646-307-1963, internationally, approximately 10 minutes before the call begins and provide conference ID number 4372752 or ask to be joined into the LifeStance call. A real-time audio webcast can be accessed via the Events and Presentations section of the LifeStance Investor Relations website (https://investor.lifestance.com), where related materials will be posted prior to the conference call.

About LifeStance Health Group, Inc.

Founded in 2017, LifeStance (Nasdaq: LFST) is reimagining mental health. We are one of the nation’s largest providers of virtual and in-person outpatient mental healthcare for children, adolescents and adults experiencing a variety of mental health conditions. Our mission is to help people lead healthier, more fulfilling lives by improving access to trusted, affordable, and personalized mental healthcare. LifeStance and its supported practices employ approximately 7,400 psychiatrists, advanced practice nurses, psychologists and therapists and operates across 33 states and more than 550 centers. To learn more, please visit www.LifeStance.com.

We routinely post information that may be important to investors on the “Investor Relations” section of our website at investor.lifestance.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements

Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These statements include, but are not limited to, statements with respect to: full year and first quarter guidance and management's related assumptions; business plans and objectives; and other statements contained in this press release that are not historical facts. When used in this press release and on the related teleconference, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be harmed; we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with supported practices, which we do not own, to provide healthcare services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business and financial condition would be harmed; the impact of health care reform legislation and other changes in the healthcare industry and in health care spending on us is currently unknown, but may harm our business; if our or our vendors’ security measures fail or are breached and unauthorized access to our employees’, patients’ or partners’ data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; our existing indebtedness could adversely affect our business and growth prospects; and other risks and uncertainties set forth under “Risk Factors” included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent filings made with the Securities and Exchange Commission. LifeStance does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, including Center Margin, Adjusted EBITDA, and Adjusted EBITDA margin. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are included at the end of this release. Management believes these non-GAAP financial measures are useful in evaluating the Company’s operating performance, and may be helpful to securities analysts, institutional investors and other interested parties in understanding the Company’s operating performance and prospects. This press release also refers to Free Cash Flow, which is calculated as net cash provided by (used in) operating activities less purchases of property and equipment. Management believes Free Cash Flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash generated from our operations that, after investments in property and equipment, can be used for future growth. These non-GAAP financial measures, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. Therefore, the Company’s non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, such as net loss or loss from operations.

Center Margin and Adjusted EBITDA anticipated for the first quarter of 2025 and full year 2025 are calculated in a manner consistent with the historical presentation of these measures at the end of this release. Reconciliation for the forward-looking first quarter of 2025 and full year 2025 Center Margin, Adjusted EBITDA guidance and Free Cash Flow is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. As such, LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results.

# # # #

Consolidated Financial Information and Reconciliations

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except for par value)

	December 31,
	2024	2023
CURRENT ASSETS
Cash and cash equivalents	$154,571	$78,824
Patient accounts receivable, net	131,802	125,405
Prepaid expenses and other current assets	26,137	21,502
Total current assets	312,510	225,731
NONCURRENT ASSETS
Property and equipment, net	166,041	188,222
Right-of-use assets	147,878	170,703
Intangible assets, net	190,799	221,072
Goodwill	1,293,346	1,293,346
Other noncurrent assets	7,724	10,895
Total noncurrent assets	1,805,788	1,884,238
Total assets	$2,118,298	$2,109,969
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$7,242	$7,051
Accrued payroll expenses	117,461	102,478
Other accrued expenses	46,942	35,012
Contingent consideration	—	8,169
Operating lease liabilities, current	49,449	46,475
Other current liabilities	7,792	3,688
Total current liabilities	228,886	202,873
NONCURRENT LIABILITIES
Long-term debt, net	279,790	280,285
Operating lease liabilities, noncurrent	148,699	181,357
Deferred tax liability, net	14,329	15,572
Other noncurrent liabilities	309	952
Total noncurrent liabilities	443,127	478,166
Total liabilities	$672,013	$681,039
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock – par value $0.01 per share; 25,000 shares authorized as of December 31, 2024 and December 31, 2023; 0 shares issued and outstanding as of December 31, 2024 and December 31, 2023	—	—
Common stock – par value $0.01 per share; 800,000 shares authorized as of December 31, 2024 and December 31, 2023; 382,735 and 378,725 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	3,827	3,789
Additional paid-in capital	2,259,818	2,183,684
Accumulated other comprehensive income	929	2,303
Accumulated deficit	(818,289)	(760,846)
Total stockholders' equity	1,446,285	1,428,930
Total liabilities and stockholders’ equity	$2,118,298	$2,109,969

consolidated statements of operations and comprehensive loss

(unaudited)

(In thousands, except for Net Loss per Share)

	Year Ended December 31,
	2024	2023	2022
TOTAL REVENUE	$1,250,970	$1,055,665	$859,542
OPERATING EXPENSES
Center costs, excluding depreciation and amortization shown separately below	848,571	753,569	622,525
General and administrative expenses	363,062	410,793	377,993
Depreciation and amortization	70,950	80,437	69,198
Total operating expenses	$1,282,583	$1,244,799	$1,069,716
LOSS FROM OPERATIONS	$(31,613)	$(189,134)	$(210,174)
OTHER EXPENSE
Gain (loss) on remeasurement of contingent consideration	1,725	3,972	(1,688)
Transaction costs	(827)	(89)	(722)
Interest expense, net	(26,535)	(21,220)	(19,928)
Other expense	(363)	(112)	(218)
Total other expense	$(26,000)	$(17,449)	$(22,556)
LOSS BEFORE INCOME TAXES	(57,613)	(206,583)	(232,730)
INCOME TAX BENEFIT	170	20,321	17,166
NET LOSS	$(57,443)	$(186,262)	$(215,564)
NET LOSS PER SHARE, BASIC AND DILUTED	(0.15)	(0.51)	(0.61)
Weighted-average shares used to compute basic and diluted net loss per share	379,147	367,457	355,278

NET LOSS	$(57,443)	$(186,262)	$(215,564)
OTHER COMPREHENSIVE (LOSS) INCOME
Unrealized (losses) gains on cash flow hedge, net of tax	(1,374)	(971)	3,274
COMPREHENSIVE LOSS	$(58,817)	$(187,233)	$(212,290)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Year Ended December 31,
	2024	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(57,443)	$(186,262)	$(215,564)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	70,950	80,437	69,198
Non-cash operating lease costs	39,502	39,987	38,161
Stock-based compensation	76,172	99,388	187,430
Deferred income taxes	(958)	(21,920)	(16,733)
Loss on debt extinguishment	5,032	—	3,380
Amortization of discount and debt issue costs	1,666	2,101	1,949
(Gain) loss on remeasurement of contingent consideration	(1,725)	(3,972)	1,688
Other, net	1,431	7,080	218
Change in operating assets and liabilities, net of businesses acquired:
Patient accounts receivable, net	(6,397)	(24,175)	(21,663)
Prepaid expenses and other current assets	(3,332)	(3,070)	(3,431)
Accounts payable	501	(5,605)	7,667
Accrued payroll expenses	14,984	26,484	12,100
Operating lease liabilities	(46,748)	(37,564)	(13,169)
Other accrued expenses	13,625	10,207	1,558
Net cash provided by (used in) operating activities	$107,260	$(16,884)	$52,789
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(21,566)	(40,520)	(79,255)
Acquisitions of businesses, net of cash acquired	—	(19,820)	(60,206)
Net cash used in investing activities	$(21,566)	$(60,340)	$(139,461)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of discount	287,809	57,753	257,324
Payments of debt issue costs	(1,818)	(188)	(7,266)
Payments of long-term debt	(289,494)	(2,470)	(187,766)
Prepayment for debt paydown	—	—	(1,609)
Payments of contingent consideration	(6,444)	(7,668)	(12,515)
Taxes related to net share settlement of equity awards	—	—	(904)
Net cash (used in) provided by financing activities	$(9,947)	$47,427	$47,264
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	75,747	(29,797)	(39,408)
Cash and Cash Equivalents - Beginning of period	78,824	108,621	148,029
CASH AND CASH EQUIVALENTS – END OF PERIOD	$154,571	$78,824	$108,621
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest, net	$24,992	$21,044	$14,365
Cash paid for taxes, net of refunds	$57	$80	$2,237
SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES
Equipment financed through finance leases	$—	$—	$363
Contingent consideration incurred in acquisitions of businesses	$—	$1,985	$11,221
Acquisition of property and equipment included in liabilities	$1,469	$3,827	$7,891
Surrender of common stock	$—	$—	$982

RECONCILIATION OF loss FROM OPERATIONS TO CENTER MARGIN

	Year Ended December 31,
	2024	2023	2022
(in thousands)
Loss from operations	$(31,613)	$(189,134)	$(210,174)
Adjusted for:
Depreciation and amortization	70,950	80,437	69,198
General and administrative expenses (1)	363,062	410,793	377,993
Center Margin	$402,399	$302,096	$237,017
(1)
Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure and stock-based compensation for all employees.

RECONCILIATION OF NET loss TO ADJUSTED EBITDA

	Year Ended December 31,
	2024	2023	2022
(in thousands)
Net loss	$(57,443)	$(186,262)	$(215,564)
Adjusted for:
Interest expense, net	26,535	21,220	19,928
Depreciation and amortization	70,950	80,437	69,198
Income tax benefit	(170)	(20,321)	(17,166)
(Gain) loss on remeasurement of contingent consideration	(1,725)	(3,972)	1,688
Stock-based compensation expense	76,172	99,388	187,430
Loss on disposal of assets	363	112	218
Transaction costs (1)	827	89	722
Executive transition costs	644	636	1,274
Litigation costs (2)	1,591	51,034	851
Strategic initiatives (3)	1,292	3,925	—
Real estate optimization and restructuring charges (4)	(309)	10,970	—
Amortization of cloud-based software implementation costs (5)	843	—	—
Other expenses (6)	172	1,786	4,091
Adjusted EBITDA	$119,742	$59,042	$52,670
(1)
Primarily includes capital markets advisory, consulting, accounting and legal expenses related to our acquisitions and to our underwritten public offering completed in the second quarter of 2024.
(2)
Litigation costs include only those costs which are considered non-recurring and outside of the ordinary course of business based on the following considerations, which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) the complexity of the case (e.g., complex class action litigation), (iii) the nature of the remedy(ies) sought, including the size of any monetary damages sought, (iv) the counterparty involved, and (v) our overall litigation strategy. During the years ended December 31, 2024, 2023 and 2022, litigation costs included cash expenses related to three distinct litigation matters, including (x) a securities class action litigation, (y) a privacy class action litigation and (z) a compensation model class action litigation.
(3)
Strategic initiatives consist of expenses directly related to a multi-phase system upgrade in connection with our recent and significant expansion. During the years ended December 31, 2024 and 2023, we continued a process of evaluating and adopting critical enterprise-wide systems for (i) human resources management, (ii) clinician credentialing and onboarding process, and for the year ended December 31, 2023, (iii) a scalable electronic health resources system. Strategic initiatives represents costs, such as third-party consulting costs and one-time costs, that are not part of our ongoing operations related to these enterprise-wide systems. We considered the frequency and scale of this multi-part enterprise upgrade when determining that the expenses were not normal, recurring operating expenses.
(4)
Real estate optimization and restructuring charges consist of cash expenses and non-cash charges related to our real estate optimization initiative, which include certain asset impairment and disposal costs, certain gains and losses related to early lease terminations, and exit and disposal costs related to our real estate optimization initiative to consolidate our physical footprint for the year ended December 31, 2023. As the decision to close these centers was part of a significant strategic project driven by a historic shift in behavior, the magnitude of center closures was greater than what would be expected as part of ordinary business operations and did not constitute normal recurring operating activities. During the year ended December 31, 2024, real estate optimization and restructuring charges consisted of certain gains and losses related to early lease terminations of previously abandoned real estate leases in 2023.
(5)
Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within general and administrative expenses included in our consolidated statements of operations and comprehensive loss.
(6)
Primarily includes costs incurred to consummate or integrate acquired centers, certain of which are wholly-owned and certain of which are supported practices, in addition to the compensation paid to former owners of acquired centers and related expenses that are not reflective of the ongoing operating expenses of our centers. Acquired center integration and other are components of general and administrative expenses included in our consolidated statements of operations and comprehensive loss. Former owner fees is a component of center costs, excluding depreciation and amortization included in our consolidated statements of operations and comprehensive loss.